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                                                                  EXHIBIT 4.1

                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         This Second Amended and Restated Registration Rights Agreement (the "AGREEMENT") dated as of November 23, 1999 is entered into by and among Secure Commerce Services, Inc., a Delaware corporation (the "COMPANY"), Edward G. McLaughlin and Flint A. Lane (each a "FOUNDER" and collectively, the "FOUNDERS"), and the persons and entities listed on Exhibit A hereto. The persons and entities listed on Exhibit A are sometimes referred to in this Agreement as "INVESTORS," and each as an "INVESTOR".

         WHEREAS, concurrently with the execution of this Agreement, certain Investors are purchasing 13,274,338 shares of Series C Convertible Preferred Stock, par value $0.0001 per share, pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement of even date herewith; and

         WHEREAS, a certain Investor has purchased from the Company an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock, $0.0001 par value per share of the Company and a warrant to purchase 1,000,000 shares of the Company's common stock, $0.0001 par value per share (the "COMMON STOCK") (the "WARRANT"), each pursuant to a Subscription Agreement between the Company and such Investor dated as of February 4, 1999 (the "SUBSCRIPTION AGREEMENT");

         WHEREAS, certain Investors have purchased from the Company an aggregate of 7,926,829 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement dated May 28, 1999 (the "SERIES B PURCHASE AGREEMENT"); and

         WHEREAS, the parties hereto desire to grant to the Investors certain demand and incidental registration rights, desire to amend and restate the Amended and Restated Registration Rights Agreements between the purchasers of the Series A Preferred Stock, Series B Preferred Stock and the Company dated May 28, 1999 and desire to grant to the Founders certain incidental registration rights.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.1 "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

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                  1.2 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  1.3 "PREFERRED STOCK" means the Series A Preferred, the Series B Preferred and the Series C Preferred.

                  1.4 "QUALIFIED PUBLIC OFFERING" means the first underwritten public offering of the Company's Common Stock pursuant to a Registration Statement under the Securities Act in which the aggregate gross proceeds to the Company are no less than $20,000,000 and at a per share price of no less than $7.00 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

                  1.5 "REGISTRABLE SHARES" means (i) the Series A Conversion Shares; (ii) the Series B Conversion Shares; (iii) the Series C Conversion Shares; (iv) any shares of Common Stock purchased or acquired by the Investors subsequent to the date hereof including upon exercise of the Warrant; (v) any other shares of Common Stock of the Company issued in respect of the shares described in clauses (i), (ii), (iii) and (iv) above (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); and
(vi) for the purposes of Section 4 only, shares of Common Stock of the Company held by the Founders; provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (x) upon any sale pursuant to a Registration Statement, Section 4(l) of the Securities Act or Rule 144 under the Securities Act, (y) with respect to a Stockholder, when such Stockholder is eligible to sell, transfer or otherwise convey all of such Stockholder's Registrable Shares pursuant to Rule 144 under the Securities Act in any 3 month period or (z) upon any sale in any manner to a person or entity which, by virtue of Section 11 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred and Series C Preferred, even if such conversion has not yet been effected.

                  1.6 "REGISTRATION EXPENSES" means the expenses described in
Section 6.

                  1.7 "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  1.8 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  1.9 "SERIES A CONVERSION SHARES" means the shares of Common Stock into which each share of Series A Preferred has been converted or is then convertible


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                  1.10 "SERIES A PREFERRED" means the Company's Series A
Convertible Preferred Stock, $0.0001 par value per share.

                  1.11 "SERIES B CONVERSION SHARES" means the shares of Common Stock into which each share of Series B Preferred has been converted or is convertible.

                  1.12 "SERIES B PREFERRED" means the Company's Series B Convertible Preferred Stock, $0.0001 par value per share.

                  1.13 "SERIES C CONVERSION SHARES" means the shares of Common Stock into which each share of Series C Preferred has been converted or is convertible.

                  1.14 "SERIES C PREFERRED" means the Company's Series C Convertible Preferred Stock, $0.0001 par value per share.

                  1.15 "SERIES C PREFERRED STOCK PURCHASE AGREEMENT" means the Series C Preferred Stock Purchase Agreement by and among the Company and the parties set forth therein.

                  1.16 "STOCKHOLDERS" means the Investors and any persons or entities to whom the rights granted under this Agreement are transferred by the Investors, their successors or assigns pursuant to Section 15 hereof.

         Section 2. Sale or Transfer of Shares of Preferred Stock; Legend.

                  2.1 The shares of Preferred Stock and the Registrable Shares and shares issued in respect of the shares of Preferred Stock or the Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  2.2 Notwithstanding anything to the contrary contained in the foregoing Section 2.1, no registration or opinion of counsel shall be required for either (A) a transfer by an Investor (i) to a partner of such Investor or a retired partner of such Investor who retires after the date hereof, (ii) to the estate of any such partner or retired partner, (iii) to a member of a limited liability company, (iv) to an affiliate of such Investor or (v) to a family member or trust for the benefit of an individual Investor, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Investor hereunder, provided that such transfer is pursuant to an exemption under state and federal securities laws, or (B) a transfer made in accordance with Rule 144 under the Securities Act.

                  2.3 Each certificate representing shares of Preferred Stock or the Registrable Shares and shares issued in respect of the shares of Preferred Stock and the Registrable Shares shall bear legends substantially in the following form:


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                  The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

                  The shares of stock represented by this certificate are subject to (i) certain voting agreements as set forth in an Amended and Restated Stockholders' Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, (ii) the terms of a Second Amended and Restated Registration Rights Agreement between the Company and the registered owner of this certificate (or the registered owner's predecessor in interest) and (iii) restrictions on transfer and an option to purchase set forth in an Amended and Restated Right of First Refusal and Co-Sale Agreement between the Company and the registered owner of this certificate (or the registered owner's predecessor in interest). Copies of such agreements are available for inspection during normal business hours at the principal executive office of the Company.

                  2.4 The Company agrees, upon the request of an Investor, to make available to such Investor and to any prospective transferee of any shares of Preferred Stock or Registrable Shares of such Investor the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

         Section 3. Required Registrations.

                  3.1 At any time after the earliest of (i) six months after the Company shall become a reporting company under Section 12 of the Exchange Act,
(ii) six months after the closing of the Company's initial public offering of Common Stock or (iii) October 30, 2002, the Investors or any transferee of the Investors holding in the aggregate at least 40% of the Registrable Shares collectively held by the Investors and any transferees of the Investors may request, in writing, that the Company effect a registration on Form S-1 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders covering at least 20% of the Common Stock issuable upon conversion of the aggregate number of shares of Preferred Stock issued by the Company or having an aggregate offering price of at least $5,000,000 (based on the then current market price or fair value); provided, however, that the Company shall not be required to effect any registration (other than on Form S-2 or Form S-3 or any successor form relating to secondary offerings) (i) within 6 months after the effective date of the initial Registration Statement or any other Registration Statement of the Company in which the holder of Registrable Shares was entitled to participate or (ii) if the Company delivers notice to the holders initiating the registration within thirty (30) days of the Company's receipt of such registration request of the Company's intent to file a registration statement for the Company's


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Qualified Public Offering within ninety (90) days. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 (or any successor form), of all Registrable Shares that the Company has been requested so to register.

                  3.2 At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor forms relating to secondary offerings), any holder of Registrable Shares will have the right, upon written notice to the Company, to require the Company to effect an unlimited number of Registration Statements on Form S-3 (or such successor forms), of Registrable Shares having an aggregate market price in each registration on Form S-3 in excess of $500,000 (based on the current public market price). Upon receipt of any such notice, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor forms) of all Registrable Shares that the Company has been requested to register.

                  3.3 The Company shall be required to effect not more than two
(2) registrations pursuant to Section 3.1 above and two (2) registrations per year pursuant to Section 3.2 above; provided, however, that the Company shall not be required to effect any registration (other than on Form S-3 or any successor forms relating to secondary offerings) within six (6) months after the effective date of the initial Registration Statement or any other Registration Statement of the Company in which the holder of Registrable Shares was entitled to participate, or if all of the shares proposed to be sold may be sold without a Registration Statement pursuant to Rule 144.

                  3.4 If at the time of any request to register Registrable Shares pursuant to this Section 3, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 4 or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one (1) year period.


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         Section 4. Incidental Registration.

                  4.1 Subject to Section 4.2, below, whenever the Company proposes to file a Registration Statement (other than pursuant to Section 3) at any time and from time to time, it will, at least twenty (20) days prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Stockholder.

                  4.2 In connection with any offering under this Section 4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the Investors have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares held by the Investors, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the managing underwriter determines that marketing factors require such a limitation of the number of shares to be included in the registration, the number of shares that may be included in such registration shall be allocated as follows: first, to the Company; second, to the Investors pro rata based on the total number of Registrable Shares held by the Investors; third, to the Founders; and fourth, to any other shareholder of the Company on a pro rata basis. No such reduction shall reduce the amount of Registrable Shares included in the offering below 35% of the total number of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto) included in the offering unless the offering is the Company's first underwritten public offering, in which case the amount of Registrable Shares included in the offering may be reduced to zero. In no event shall (i) any Founder include any of his Registrable Shares in the Offering or (ii) any other persons or entities other than the Company, the Stockholders or persons or entities holding registration rights pursuant to Section 11 hereof include Registrable Shares in the Offering that would reduce the number of shares which may be included by the Investors without the written consent of Investors holding not less than 66 2/3% of the Registrable Shares proposed to be sold in the Offering. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

         Section 5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:


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                  5.1 file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;

                  5.2 as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 180 days after the effective date thereof;

                  5.3 as expeditiously as possible furnish to each selling Stockholder such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                  5.4 as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this Section 5.4 to qualify as a foreign corporation in any jurisdiction.

                  If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

         Section 6. Allocation of Expenses. The Company will pay all Registration Expenses (as defined below) of all registrations under Sections 3.1 and 4 of this Agreement and the first three (3) registrations under Section 3.2 of this Agreement; provided, however, that if a registration under Section 3 is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under Section 3, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. The selling Stockholders will pay or reimburse the Company for all Registration Expenses of all registrations under Section 3.2 of this Agreement after the first three (3) such registrations have been filed. For purposes of this Section, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Agreement,


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including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of accountants and counsel for the Company and the fees and expenses of one (1) counsel selected by the selling Stockholders to represent the selling Stockholders (in an amount not to exceed $25,000 per registration), state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

         Section 7. Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares (including, for this purpose only, its directors and officers), each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                  In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the


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statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such seller hereunder shall be limited to an amount equal to the proceeds to such seller of Registrable Shares sold as contemplated herein.

                  Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  In order to provide for just and equitable contribution to joint liability in any case in which any seller of Registrable Shares exercising rights under this Agreement, or any controlling person of any such seller, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, then, in such case, the Company and such seller will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company and such seller in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and such seller shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been made by, or relates to information supplied by, the Company or such seller, and each of such party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take into account all the foregoing equitable considerations. Notwithstanding the foregoing, no such seller will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares


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sold by it pursuant to such Registration Statement, and no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

         Section 8. Underwriting Agreement with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         Section 9. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 10. "Market Stand-Off" Agreement. Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that:

                  (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                  (b) all holders of at least 1% of the Company's voting securities and all officers and directors of the Company enter into similar agreements.

Notwithstanding anything herein to the contrary, this Section 10 shall not be deemed to restrict any Stockholder or its affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates' business.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

         Section 11. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Stockholders holding at least 70% of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder either (a) to include securities of the Company in any registration filed under Section 3 or 4, or (b) to make a demand registration that could result in such registration statement being declared effective prior to the Company's initial public offering.

         Section 12. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under
Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                  (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any holder of Registrable Shares upon request
(i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         Section 13. Selection of Underwriter. In the case of any registration effected pursuant to this Agreement, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, which approval shall not be unreasonably withheld.

         Section 14. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities that the Stockholder would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation, or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

         Section 15. Successors and Assigns. Except as provided in Section 16, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 16.  Transfers of Certain Rights.

                  16.1 Amount. The rights granted to each Investor under this Agreement may be transferred only (i) to a partner of such Investor or a retired partner of such Investor who retires after the date hereof, (ii) to the estate of any such partner or retired partner, (iii) to a member of a limited liability company, (iv) to an affiliate of such Investor, (v) to a family member or trust for the benefit of an individual Investor, or (vi) or to a transferee who acquires at least 1,000,000 shares of Preferred Stock (and Conversion Shares) held by such transferring Investor.

                  16.2 Transferees. Any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were an Investor hereunder.

                  16.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 16 may not again transfer such rights to any other person or entity, other than as provided in Sections 16.1 or 16.2 above.

                  16.4 Partners and Members. Notwithstanding anything to the contrary herein, an Investor may transfer rights granted to it under this Agreement to any partner, in the case of a partnership, or to any member, in the case of a limited liability company, of such Investor to whom shares of Preferred Stock are transferred pursuant to Section 2 and who delivers to the Company a written instrument in accordance with Section 16.2 above and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such partner or member shall be deemed to be an Investor for purposes of this Section 16 and may again transfer such rights to any other person or entity that acquires shares of Preferred Stock from such partner or member, in accordance with, and subject to, the provisions of Section 16.1, 16.2 and 16.3 above; provided, however, that if an Investor transfers rights under this Agreement to its partners or members, as applicable, at any time prior to the completion of the Qualified Public Offering, the general partner or manager, as applicable, of the Investor shall be deemed the sole recipient of notices for all of such Investor's partners or members, as applicable, for the purposes of Section 17.6 of this Agreement.

         Section 17.  Miscellaneous.

                  17.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

                  17.2. Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  17.3. Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  17.4. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of at least 70% of the Registrable Shares then in existence.

                  17.5. Governing Law; Jury Waiver. This Agreement shall be governed by and construed under the laws of the State of Delaware. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

                  17.6. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally or faxed to the recipient, one (1) business day after they have been sent to the recipient by reputable overnight courier service (charges prepaid) or three (3) business days after mailed by first class mail, postage prepaid. Such notices, demands, and other communications shall be addressed:

                  If to the Company, at:

                  Secure Commerce Services, Inc.
                  29 Emmons Drive, Suite E10
                  Princeton, NJ  08540
                  Attention: President,

                  With a copy to:

                  Morgan, Lewis & Bockius, LLP
                  502 Carnegie Center
                  Princeton, NJ  08540
                  Attention:  Steven M. Cohen, Esq.

or at such other address or addresses as may have been furnished in writing by the Company to the Investors.

                  If to the Investors, at such addresses set forth on Exhibit A hereto, with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA  94306
                  Attention:  Eric C. Jensen, Esq.

                  If to any other transferee to whom shares were transferred pursuant to Section 2, at such address or addresses as may have been furnished to the Company in writing.

                  17.7. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

                  17.8. Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  17.9. No Registration of Preferred Stock. The registration rights contained herein apply only to the Company's Common Stock, and the Company shall never be obligated to register any of the Preferred Stock.

                  17.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                 IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

                                    COMPANY:

                                    SECURE COMMERCE SERVICES, INC.


                                    By: /s/ Flint A. Lane
                                        --------------------------------
                                        Name: Flint A. Lane
                                        Title:


                                    FOUNDERS:


                                    /s/ Edward G. McLaughlin
                                    ------------------------------------
                                    Edward G. McLaughlin


                                    /s/ Flint A. Lane
                                    ------------------------------------
                                    Flint A. Lane


                                    INVESTORS:

                                    ARALIA TECHNOLOGY PARTNERS, LP
                                    By Aralia Technology Group, Inc.
                                    Its General Partner


                                    By: /s/ John Connolly
                                        --------------------------------
                                        John Connolly
                                        President


                                     AT&T VENTURE FUND II, LP
                                     By:   Venture Management, LLC
                                           its General Partner


                                     By: /s/ Bradford Burnham
                                         -------------------------------
                                         Bradford Burnham
                                         Manager

                                     SPECIAL PARTNERS FUND, LP
                                     By:  Venture Management III, LLC
                                          Its General Partner


                                     By:  /s/ Bradford Burnham
                                          ------------------------------
                                          Bradford Burnham
                                          Manager


                                     SPECIAL PARTNERS FUND
                                     INTERNATIONAL, LP
                                     By:  Venture Management III, LLC
                                          Its Investment General Partner


                                     By:  /s/ Bradford Burnham
                                          ------------------------------
                                          Bradford Burnham
                                          Manager


                                     SPECTRUM EQUITY INVESTORS III, L.P.
                                     By Spectrum Equity Associates III, L.P.
                                     Its General Partner


                                     By:  /s/ Brion B. Applegate
                                          ------------------------------
                                          Brion B. Applegate
                                          General Partner


                                     SPECTRUM III INVESTMENT MANAGERS'
                                     FUND, L.P.


                                     By:  /s/ Brion B. Applegate
                                          ------------------------------
                                          Brion B. Applegate
                                          General Partner

                                     NASSAU HOLDINGS, INC.


                                     By:  /s/ Louis Mercatanti
                                          ------------------------------
                                          Louis Mercatanti
                                          President


                                     /s/ Gary M. Lauder
                                     ------------------------------
                                     Gary M. Lauder


                                     /s/ Noel Rahn
                                     ------------------------------
                                     Noel Rahn

                                     SOFTBANK TECHNOLOGY VENTURES V, L.P.

                                     By: STV V LLC, its General Partner


                                     By: /s/ Gary E. Rieschel
                                         ---------------------------
                                         Name:  Gary E. Rieschel
                                         Title:  Managing Director


                                     SOFTBANK TECHNOLOGY ADVISORS FUND V, L.P.

                                     By: STV V LLC, its General Partner


                                     By: /s/ Gary E. Rieschel
                                         ---------------------------
                                         Name:  Gary E. Rieschel
                                         Title:  Managing Director


                                     SOFTBANK ENTREPRENEURS FUND V, L.P.

                                     By: STV V LLC, its General Partner


                                     By: /s/ Gary E. Rieschel
                                         ---------------------------
                                         Name:  Gary E. Rieschel
                                         Title:  Managing Director

                                     GE CAPITAL EQUITY INVESTMENTS, INC.


                                     By: /s/ Michael S. Fisher
                                         ----------------------------
                                         Name:  Michael S. Fisher
                                         Title:  Managing Director


                                     TWP PAYTRUST INVESTORS


                                     By: /s/ David A. Baylor
                                         ----------------------------
                                         Name:  David A. Baylor
                                         Title:


                                     TAILWIND CAPITAL PARTNERS, L.P.
                                     By Thomas Weisel Capital Partners LLC
                                     Its General Partner


                                     By: /s/ David A. Baylor
                                         ----------------------------
                                         Name:  David A. Baylor
                                         Title: General Partner


                                     AMERICAN EXPRESS TRAVEL RELATED SERVICES
                                     COMPANY, INC.


                                     By: /s/ Anne Busquet
                                         -----------------------------
                                         Name: Anne Busquet
                                         Title: President AERS


                                     THE GOLDMAN SACHS GROUP, INC.


                                     By: /s/ Joseph Gleberman
                                         -----------------------------
                                         Name: Joseph Gleberman, V.P.
                                         Title:

                                    EXHIBIT A


INVESTOR NAME AND ADDRESS

Aralia Technology Partners, LP
P.O. Box 68
Gwynedd, PA  19436
Attention:  John Connolly

AT&T Venture Fund II, LP
295 North Maple Avenue
Basking Ridge, NJ  07920
Attention:  Bradford Burnham

Special Partners Fund, LP
295 North Maple Avenue
Basking Ridge, NJ  07920
Attention:  Bradford Burnham

Special Partners Fund International, LP
Ugland House, South Church Street
Georgetown
Grand Cayman, Cayman Islands
and
295 North Maple Avenue
Basking Ridge, NJ  07920
Attention:  Bradford Burnham

(If to AT&T Venture Fund II, LP, Special
Partners Fund, LP or Special Partners
Fund International, LP, with a copy to:

Piper Marbury Rudnick & Wolfe
Commerce Executive Park III, Suite 610
1850 Centennial Park Drive
Reston, VA  20191
Attention:  Nancy A. Spangler, Esq.)

Spectrum Equity Investors III, L.P.
Spectrum III Investment Managers' Fund, L.P.
333 Middlefield Road, Suite 200
Menlo Park, CA  94025
Attention:  Brion B. Applegate

Nassau Holdings, Inc.
619 Alexander Road
Princeton, NJ  08540
Attention:  Louis Mercatanti

Gary M. Lauder
88 Mercedes Lane
Atherton, CA  94027

Noel Rahn
The Rahn Group
3355 US Bank Place
Minneapolis, MN  55402

SOFTBANK Technology Ventures V, L.P.
SOFTBANK Technology Advisors Fund V, L.P.
SOFTBANK Entrepreneurs Fund V, L.P.
200 West Evelyn Avenue, Suite 200
Mountain View, CA  94043
Attention:  Gary Rieschel

GE Capital Equity Investments, Inc.
120 Long Ridge Road
Stamford, CT  06927
Attn:  General Counsel

TWP Paytrust Investors
One Montgomery Street, Suite 3700
San Francisco, CA  94104
Attn:  Fredericka Drum

Tailwind Capital Partners, L.P.
One Montgomery Street, Suite 3700
San Francisco, CA  94104
Attn:  Fredericka Drum

American Express Travel Related Services
Company, Inc.
World Financial Center
New York, NY  10285
Attention:  Cathy T. Taylor

The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY  10004
Attention:  Martin Stapleton